For the semi-annual period ended April 30, 2001
File number 811-08167
Prudential Tax-Managed Small-Cap Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Tax-
Managed Small-Cap Fund, Inc. was held on February 22,
2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes
For		    Withheld

	Saul K. Fenster	                4,826,852
	     155,713
Delayne Dedrick Gold
4,831,487		     151,078
Robert F. Gunia	                4,836,059
	     146,506
	Douglas H. McDorkindale	     4,834,022
148,543
W. Scott McDonald                    4,835,804
	     146,761
Thomas T. Mooney		     4,832,740
149,825
	Stephen P. Munn		     4,836,661
145,904
David R. Odenath		     4,835,959
146,606
Richard A. Redeker		     4,832,014
	     150,551
	Judy A. Rice			     4,834,041
	     148,524
Robin B. Smith 		     4,834,888
147,677
Louis A. Weil III 		     4,832,428
	     150,137
Clay T. Whitehead		     4,832,877
149,688


03.	To permit Prudential Investments Fund Management
LLC (PIFM) to enter into or
            make material changes to subadvisory
agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		3,371,692		358,880
	240,086

04.	An amendment to the management agreement to
permit PIFM to allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		3,452,316		267,056
	251,206

5A.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		3,507,308		227,504
	235,765

5B.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		3,454,290		283,226
	233,061

5C.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		3,457,950		272,190
	240,437

5D.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		3,417,593		322,925
	230,060

5E.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	3,496,590		238,072
	235,916





5G.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		3,406,291		331,638
	232,648

5H.	To approve certain changes to the Fund's
fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		3,429,025		288,495
	253,058

07.	To ratify the selection of
PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against
	Abstentions

		4,694,032		99,943
	188,591









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